Investors / Corporate: David S. Bassin, CFO inVentiv Health, Inc. (732) 537-4804 investor@inventivhealth.com	Media: Marcia Frederick inVentiv Health, Inc. (614) 543-6281 mfrederick@inventivhealth.com

inVentiv Health Reports Financial Results
for Third Quarter 2008

•	Third Quarter Total Revenues Up 13% to $289.2mm; Net Revenues Up 14% to $243.4mm
•	Third Quarter Adjusted EPS of $0.41; GAAP EPS of $0.40
•	Strong Cash Flow from Operations of $28.1 mm for the Quarter

SOMERSET, NEW JERSEY, November 6, 2008 ― inVentiv Health, Inc. (NASDAQ: VTIV), a leading provider of commercialization services to the global pharmaceutical and healthcare industries, today announced financial results for the third quarter 2008.

Third Quarter 2008 Results from Continuing Operations:

•
Total revenues increased 13% to $289.2 million for the third quarter of 2008, compared to $254.9 million for the third quarter of 2007.  Net revenues increased 14% to $243.4 million, compared to $212.7 million for the third quarter of 2007.  Adjusted for the impact of acquisitions, pro-forma organic net revenue growth for the trailing twelve-month period ended September 30, 2008 was 10%, and was 22% on an as reported basis.

•
Adjusted EBITDA increased slightly to $37.3 million for the third quarter of 2008, compared to $36.9 million for the third quarter of 2007.  GAAP operating income was $27.6 million for the third quarter of 2008, as compared to $28.8 million for the third quarter of 2007.

•	Adjusted operating income decreased 3% to $27.8 million for the third quarter of 2008, compared to $28.8 million for the third quarter of 2007.

•
Adjusted income from continuing operations was $13.6 million for the third quarter of 2008, compared to $14.3 million for the third quarter of 2007.  GAAP income from continuing operations was $13.3 million for the third quarter of 2008, compared to $14.1 million for the third quarter of 2007.

•
Adjusted diluted earnings per share (EPS), including stock compensation expense, was $0.41 for the third quarter of 2008, compared to $0.44 for the third quarter of 2007.  GAAP diluted EPS was $0.40 for the third quarter of 2008, compared to $0.43 for the third quarter of 2007.

Segment Results:

•
inVentiv Clinical reported total revenues of $56.0 million during the third quarter of 2008, up 10% from $50.7 million during the third quarter of 2007.  While the division was impacted by some temporary softening in its staffing business, inVentiv Clinical continued to see strong client demand and growing momentum in its functional outsourcing business.

•
inVentiv Communications reported total revenues of $84.1 million during the third quarter of 2008, up 14% from $73.8 million during the third quarter of 2007.  This segment had numerous new business wins in the third quarter, but performance continued to be affected by budget cutbacks and decisions by clients to delay marketing spend.

•
inVentiv Commercial reported total revenues of $117.3 million during the third quarter of 2008, up 12% from $104.4 million during the third quarter of 2007, reflecting the initial ramp up of the nine new sales teams announced in September.

•
inVentiv Patient Outcomes reported total revenues of $31.8 million during the third quarter of 2008, up 22% from $26.1 million during the third quarter of 2007.  The strong performance included several new wins in the patient compliance businesses, as well as the inclusion of results from Patient Marketing Group (PMG) for part of the quarter.

 “Our third quarter results were very consistent with our expectations.  While we are pleased with our performance, we recognize that we continue to operate in a challenging environment, and as a result, we are taking steps to build additional flexibility and efficiency into our model.  We remain confident that, as outsourcing trends in the healthcare industry continue to grow and clients increasingly seek broader and more integrated solutions, no company is positioned better than inVentiv to capitalize on the opportunity in the mid- to long-term," said Mr. Blane Walter, Chief Executive Officer of inVentiv Health.

2008 Financial Targets Update

The Company is at this time reconfirming its 2008 revenue targets of $1.05-$1.15 billion and reconfirming the second half 2008 adjusted earnings per share targets of $0.90 to $0.95.

Adjusted target figures exclude derivative interest income or expense related to the Company’s interest rate hedge on its term loan facility, and assumes no additional impairment charges from marketable securities or non-recurring tax adjustments.

Conference Call Information

Thursday, November 6, 2008, 9:00 a.m. Eastern Time
Call in number: (800) 358-8448 (Domestic) or (706) 902-2979 (International)
Live and archived webcast: www.inVentivHealth.com

A replay of the call will be available immediately following the call through November 13, 2008 at (800) 642-1687 or (706) 645-9291.  The conference ID number for the replay is 67662939.

In concert with the call, information regarding inVentiv Health’s historical and recent operational and financial performance will be available at http://www.inventivhealth.com/about_us/ir_investor_decks.aspx. Non-GAAP financial information also can be found in the investor relations section of the web site.

About inVentiv Health

inVentiv Health, Inc. (NASDAQ: VTIV) is an insights-driven global healthcare leader that provides dynamic solutions to deliver customer and patient success.  inVentiv delivers its customized clinical, sales, marketing and communications solutions through its four core business segments: inVentiv Clinical, inVentiv Communications, inVentiv Commercial, and inVentiv Patient Outcomes.  inVentiv Health's client roster is comprised of more than 350 leading pharmaceutical, biotech, life sciences and healthcare payer companies, including all top 20 global pharmaceutical manufacturers.  For more information, visit www.inVentivHealth.com.

(1)  USE OF NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures. The Company’s objectives in presenting non-GAAP financial measures are:

•	To present the financial statements on a more comparable period-to-period basis;

•	To enhance investors’ overall understanding of the Company’s past financial performance and its planning and forecasting of future periods; and

•	To allow investors to assess the Company’s financial performance using management’s analytical approach.

Table 3 below contains reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.  The "adjusted" non-GAAP financial measures discussed in this press release are related to the following two factors:

•
Derivative Interest: In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which the Company did not designate for hedge accounting until July 2006.  In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness.   For the three-months ended September 30, 2008 and 2007, the Company recorded $0.3 million of interest expense (approximately $0.2 million, net of taxes), respectively, relating to the ineffectiveness of the hedge for each quarter.  Net interest expense was adjusted to exclude these adjustments in their respective periods.

•
Other than Temporary Impairment on Marketable Securities:  During the third quarter of 2008, the Company recorded $0.2 million ($0.1 million net of taxes) related to an other than temporary impairment of the Company's Columbia Strategic Cash Portfolio (“CSCP”), which held certain asset-backed securities.  Consistent with the company's investment policy guidelines, the vast majority of holdings within CSCP held by the company had AAA/Aaa credit ratings at the time of purchase. With the liquidity issues experienced in the global credit and capital markets, the CSCP experienced other than temporary losses resulting in a change in the net asset value per share from its $1 par value.  The other than temporary impairment loss was adjusted to exclude this charge for third quarter 2008 results.

In addition, this press release contains non-GAAP financial measures related to the pro-forma organic net revenue growth rate for 2008.  This growth rate is calculated as if all companies acquired by the Company as of September 30, 2008 were owned by it as of January 1, 2007.  Finally, this release contains the non-GAAP financial measure Adjusted EBITDA, which is defined as adjusted operating income before depreciation and amortization and excludes minority interest and equity investments.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Management believes that the non-GAAP financial measures included herein, when shown in conjunction with the corresponding GAAP measures, is useful to investors for the reasons discussed above.  Management uses these non-GAAP financial measures in assessing the performance of the Company’s operations on a consistent basis from period to period.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks that may cause inVentiv Health's performance to differ materially.  Such risks include, without limitation: our ability to sufficiently increase our revenues and maintain or decrease expenses and cash capital expenditures to permit us to fund our operations; our ability to continue to comply with the covenants and terms of our credit facility and to access sufficient capital to fund our operations; our ability to grow our existing client relationships, obtain new clients and cross-sell our services; our ability to successfully operate new lines of business; our ability to manage our infrastructure and resources to support our growth; our ability to successfully identify new businesses to acquire, conclude acquisition negotiations and integrate the acquired businesses into our operations; any disruptions, impairments, or malfunctions affecting software as well as excessive costs or delays that may adversely impact our continued investment in and development of software; the potential impact of government regulation on us and on our clients base; our ability to comply with all applicable laws as well as our ability to successfully implement from a timing and cost perspective any changes in applicable laws; our ability to recruit, motivate and retain qualified personnel, including sales representatives; the actual impact of the adoption of certain accounting standards; our ability to maintain technological advantages in a variety of functional areas, including sales force automation, electronic claims surveillance and patient compliance; changes in trends in the healthcare and pharmaceutical industries or in pharmaceutical outsourcing; and our inability to determine the actual time at which the liquidation of the Columbia Strategic Cash Portfolio will be completed or the total losses that we will actually realize from that investment vehicle.  Readers of this press release are referred to documents filed from time to time by inVentiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.

# # #

Table 1
INVENTIV HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	For the Three-Months Ended		For the Nine-Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net revenues	$243,383	$212,650	$703,964	$582,496
Reimbursed out-of-pockets	45,790	42,263	132,572	126,807
Total revenues	289,173	254,913	836,536	709,303

Operating expenses:
Cost of services	153,427	131,575	441,001	371,475
Reimbursable out-of-pocket expenses	48,649	42,977	139,083	128,779
Selling, general and administrative expenses	59,498	51,515	180,983	146,545
Total operating expenses	261,574	226,067	761,067	646,799

Operating income	27,599	28,846	75,469	62,504
Interest expense	(6,443)	(6,574)	(19,134)	(14,020)
Interest income	438	727	1,684	2,068
Income from continuing operations before income tax provision, minority interest in income of subsidiary and (loss) income from equity investments	21,594	22,999	58,019	50,552
Income tax provision	(8,125)	(8,711)	(22,518)	(18,569)
Income from continuing operations before minority interest in income of subsidiary and (loss) income from equity investments	13,469	14,288	35,501	31,983
Minority interest in income of subsidiary	(130)	(246)	(1,022)	(736)
(Loss) income from equity investments	(13)	92	(47)	438
Income from continuing operations	13,326	14,134	34,432	31,685

Income from discontinued operations:
(Losses) gains on disposals of discontinued operations, net of taxes	(3)	90	104	266
Net (loss) income from discontinued operations	(3)	90	104	266

Net income	$13,323	$14,224	$34,536	$31,951

Earnings per share:
Continuing operations:
Basic	$0.40	$0.44	$1.04	$1.01
Diluted	$0.40	$0.43	$1.03	$0.99
Discontinued operations:
Basic	$0.00	$0.00	$0.01	$0.01
Diluted	$0.00	$0.00	$0.00	$0.00
Net income:
Basic	$0.40	$0.44	$1.05	$1.02
Diluted	$0.40	$0.43	$1.03	$0.99
Weighted average common shares outstanding:
Basic	33,215	32,232	32,969	31,331
Diluted	33,498	32,876	33,429	32,114

Table 2

inVentiv Health, Inc.
Selected Financial Data
($’s in 000’s)
(unaudited)

	September 30,	December 31,
	2008	2007

Cash ..……………………………………………….	$86,880	$50,973
Restricted Cash and Marketable Securities (1)……	$17,870	$47,164
Accounts Receivable, Net…………………………	$148,301	$162,198
Unbilled Services…………………………………...	$105,653	$89,384
Total assets……..…………………………………...	$1,135,177	$1,110,856
Client Advances & Unearned Revenue……………..	$73,691	$76,696
Working Capital (2)………………………………...	$182,041	$130,852
Long-term debt (3)………………………………...	$325,875	$328,350
Capital Lease Obligations (3)……………………..	$44,186	$38,409
Depreciation (4)…………………………………….	$15,196	$18,169
Amortization (4)…………………………………….	$11,302	$10,939
Days Sales Outstanding (5)…………………………	74	79

1)	Includes $5.1 million long term marketable securities currently classified as Deposits and Other Assets.

2)	Working Capital is defined as total current assets less total current liabilities.

3)	Liabilities are both current and noncurrent.

4)	Depreciation and amortization are reported on a year-to-date basis.

5)
Days Sales Outstanding (“DSO”) is measured using the combined amounts of Accounts Receivable and Unbilled Services (excluding work-in-progress, which does not affect calculation) outstanding as of the Balance Sheet date, against Revenues for the trailing 3-month period then ended, excluding the PMG acquisition for the September 30, 2008 calculation.

Table 3
inVentiv Health, Inc.
Non-GAAP Income Statement Reconciliation
For the Three Months Ended September 30, 2008 and 2007
(unaudited)

Reconciliation of Adjusted Operating Income and Adjusted EBITDA	Three-Months Ended September 30,
(in millions)	2008	2007
Operating income, as reported	$27.6	$28.8
Other than temporary impairment of marketable securities	0.2	--
Operating income, as adjusted	$27.8	$28.8
Add: Depreciation	5.7	4.7
Add: Amortization	3.8	3.4
Adjusted EBITDA *	$37.3	$36.9
* before minority interest in income of subsidiary and income from equity investments

Reconciliation of Income from Continuing Operations (in millions)	Three-Months Ended September 30,
(Subtract) Add	2008	2007
Income from continuing operations, as reported	$13.3	$14.1
Other than temporary impairment of marketable securities, net of taxes	0.1	--
Derivative interest, net of taxes	0.2	0.2
Income from continuing operations, as adjusted	$13.6	$14.3

Reconciliation of Earnings per Share	Three-Months Ended September 30,
(Subtract) Add	2008	2007
Diluted earnings per share from continuing operations, as reported	$0.40	$0.43
Derivative interest, net of taxes	0.01	0.01
Diluted earnings per share from continuing operations, as adjusted	$0.41	$0.44

2008 Financial Targets Reconciliation (unaudited)
Targets
2nd Half of 2008
Diluted earnings per share from continuing operations	$0.88 - $0.93
Derivative interest, net of taxes	0.02
Diluted earnings per share from continuing operations, as adjusted	$0.90 - $0.95

Proforma Growth Rate on a Net Revenue Basis	Twelve-Months Ended September 30,
(unaudited)	2008 vs 2007
Growth rate, as reported	22%
Less: Acquisition Growth Rate	(12%)
Growth rate, proforma	10%